Exhibit 21.1
List of Subsidiaries of tronc, Inc. as of February 28, 2018

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage (%)
Blue Lynx Media, LLC	Delaware	100
Builder Media Solutions, LLC	Delaware	100
California Community News, LLC	Delaware	100
Capital-Gazette Communications, LLC	Maryland	100
Carroll County Times, LLC	Maryland	100
Chicago Tribune Company, LLC	Delaware	100
Chicagoland Publishing Company, LLC	Delaware	100
Daily News, L.P.	Delaware	100
ForSaleByOwner Services, Inc.	Delaware	100
ForSaleByOwner.com Referral Services, LLC	Delaware	100
forsalebyowner.com, LLC	Delaware	100
High School Cube, LLC	Delaware	100
Hoy Publications, LLC	Delaware	100
Internet Foreclosure Service, LLC	Delaware	100
Kearney Property Corp.	New Jersey	100
Local Pro Plus Realty, LLC	Delaware	100
Los Angeles Times Communications LLC	Delaware	100
Los Angeles Times Network, LLC	Delaware	100
MLIM, LLC	Delaware	100
Orlando Sentinel Communications Company, LLC	Delaware	100
Park Land Corp.	New Jersey	100
Project Jewel Holdings, LLC	Delaware	100
Splash Publications, LLC	Delaware	100
Sun-Sentinel Company, LLC	Delaware	100
TCA News Service, LLC	Delaware	100
The Baltimore Sun Company, LLC	Delaware	100
The Daily Meal Ventures, Inc.	Delaware	100
The Daily Press, LLC	Delaware	100
The Hartford Courant Company, LLC	Delaware	100
The Morning Call, LLC	Delaware	100
The San Diego Union-Tribune, LLC	Delaware	100
Tribune 365, LLC	Delaware	100
Tribune Content Agency London, LLC	Delaware	100
Tribune Content Agency, LLC	Delaware	100
Tribune Direct Marketing, LLC	Delaware	100
Tribune DPS, LLC	Delaware	100
Tribune Interactive, LLC	Delaware	100
Tribune Publishing Company, LLC	Delaware	100
Tribune Washington Bureau, LLC	Delaware	100
troncx, Inc.	Delaware	100
TRX Pubco GP, LLC	Delaware	100
TRX Pubco, LLC	Delaware	100
EatSeeHear, Inc.	California	100
NantMedia Holdings, LLC	Delaware	100
BestReviews, LLC	Delaware	60

Name of Subsidiary	Jurisdiction of Organization	Ownership Percentage (%)
HF Wind-Up, LLC	Delaware	33.33
Nucleus Marketing Solutions, LLC	Delaware	25
Third Base Skybox, LLC	Illinois	25
Speciate AI, LLC	Delaware	20
Jean Knows Cars, LLC	Delaware	20
Matter Ventures Fund II, L.P.	Delaware	13.35
SolidOpinion, Inc.	Delaware	9.26
Moonlighting, LLC	Virginia	4.73
Datavisual, Inc.	Delaware	2.92
Optimera Inc.	Delaware	2.5

AFFILIATED CHARITABLE ORGANIZATIONS
Name
Chicago Tribune Foundation
Chicago Tribune Charities
LA Times Foundation
Orlando Sentinel Family Fund Inc.
Sun-Sentinel Children’s Fund Inc.
Daily News Charities Inc.
Newspaper in Education Foundation